                                                                     EXHIBIT 4.4


         THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
     OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE
  PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO THE COMPANY IS OBTAINED
              STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH
                AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.


                      CCM MANUFACTURING TECHNOLOGIES, INC.


             (Incorporated under the laws of the State of Delaware)

   Void after 5:00 p.m., Central Time, eighteen months from the date that CCM Manufacturing Technologies, Inc. begins trading, if at all, on the Over-the-
            Counter Bulletin Board or any other securities exchange.


         OPTION FOR THE PURCHASE OF 600,000 SHARES OF THE COMMON STOCK
                    OF CCM MANUFACTURING TECHNOLOGIES, INC.

                                                                November 1, 2000

     CCM Manufacturing Technologies, Inc., a Delaware corporation (the "Company"), having its principal offices at 15635 Vision Drive, Pflugerville, Texas 78660-3203, hereby certifies that Consulting & Strategy International (the "Optionee"), having an address at 5433 Westheimer, Houston, Texas 77056, is entitled, subject to the provisions of this option (the "Option") to purchase, from the Company, during the period commencing when the Company's common stock is quoted, if at all, on the Over-the-Counter Bulletin Board or any other securities exchange (the "Listing Date"), and expiring eighteen months from the Listing Date (the "Expiration Date"), up to SIX HUNDRED THOUSAND (600,000) shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at a price of $1.50 per share (the "Exercise Price"), to be exercisable as hereinafter provided.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, the Company shall execute and deliver a new Option of like tenor and date.

     The Optionee agrees with the Company that this Option is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1.   Exercise of Option.   This Option shall be exercisable by the
          ------------------
Optionee to the extent of the following number of shares of Common Stock commencing on the following dates:

                                    Date After Which Shares
          Number of Shares          Can Be Purchased
          ----------------          ----------------

             600,000                the Listing Date (as defined above)


     2.   Non-Assignability of Option.  This Option shall not be given, granted,
          ---------------------------
sold, exchanged, transferred, pledged, assigned or otherwise incumbered or disposed of by the Optionee, otherwise than by will or the laws of descent and distribution, or pursuant to a domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Securities Act, or the rules thereunder, and, during the lifetime of the Optionee, shall not be exercisable by any other person, but only by the Optionee.

     4.   Method of Exercise of Option.  The Optionee shall notify the Company
          ----------------------------
by written notice sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, properly receipted, as to the number of shares of Common Stock which the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's check payable to the order of the Company for the full option price of such shares of Common Stock. As soon as practicable after the receipt of such written notice the Company shall, at its principal office, tender to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of Common Stock purchased by the Optionee hereunder.

     3.   Investment Representation. The Optionee represents that at the time of
          -------------------------
any exercise of this Option, where the shares of Common Stock are not registered under the Securities Act of 1933, as amended, such Common Stock will be acquired for investment and not for resale or with a view to the distribution thereof. Upon exercise of this Option and the issuance of any of the shares thereunder, all certificates representing shares shall bear on the face thereof substantially the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM REGISTRATION AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CCM MANUFACTURING

          TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT
          REQUIRED."

     4.   Anti-Dilution.
          --------------

               Merger, Consolidation, Recapitalization or Sale or Exchange of
               --------------------------------------------------------------
Assets. In the event of the recapitalization, merger or consolidation of the
------
Company with or into another corporation or a sale or exchange of all or substantially all of the Company's assets, the Optionee shall be entitled to receive upon payment of the Exercise Price such securities or other property of such other corporation with or into which the Company shall have been merged or consolidated, or the cash or other property paid upon the sale or exchange of all or substantially all of the Company's assets, as the Optionee would have received if he had immediately prior to such recapitalization, merger, consolidation or sale or exchange of assets exercised this Option and paid for and received the Common Stock.

     5. Registration Rights.  The Optionee is hereby granted demand registration
        -------------------
rights. The shares of common stock underlying this Option shall be registered with the Securities and Exchange Commission on a Form SB-2 or Form S-3 as soon as practicable from the date hereof. The Optionee shall be entitled to exercise such registration rights prior to the Exercise Date defined above.

     6. No Rights as Stockholder.  The Optionee shall have no rights as a
        ------------------------
Stockholder in respect to the shares of Common Stock as to which this Option shall not have been exercised and payment made as herein provided.

     7. Binding Effect.  Except as herein otherwise expressly provided, this
        --------------
Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

     8. Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the State of Texas.

     9. Notices.  Any notice hereunder shall be delivered by hand or by
        -------
registered or certified mail, return receipt requested to a party at its address set forth above, subject to the right of either party to designate at any time hereafter, in writing, some other address.

     IN WITNESS WHEREOF, each of the Company and the Optionee has caused this Option to be executed both as of the day and year first above written.

                              CCM MANUFACTURING TECHNOLOGIES, INC.


                                    By: /s/ Jaime Munoz
                                        ------------------------------
                                        Jaime Munoz
                                          President

                              OPTION EXERCISE FORM

             (To be executed by the Optionee to exercise the rights
            to purchase Common Stock evidenced by the within Option)


CCM Manufacturing Technologies, Inc.
15635 Vision Drive
Pflugerville, Texas 78660-3203

     The undersigned hereby exercises the right to purchase _______ shares of the Common Stock (as such term is defined in this Option) pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $_______ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:


Dated:                         Signed:_____________________________

                                        Consulting & Strategy International LLC